Exhibit 23.1

CONSENT OF CBIZ CPAs, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 11, 2026 with respect to the financial statements of Acme United Corporation and the effectiveness of internal control over financial reporting of Acme United Corporation included in the Annual Report on Form 10-K of Acme United Corporation for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Hartford, CT

October 2, 2026